      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 2000

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                           EL PASO ENERGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                                                 76-0568816
  (STATE OR OTHER JURISDICTION OF                                         (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)

                                                                        BRITTON WHITE JR.
                                                                    EXECUTIVE VICE PRESIDENT
                                                                       AND GENERAL COUNSEL
               EL PASO ENERGY BUILDING                               EL PASO ENERGY BUILDING
                1001 LOUISIANA STREET                                 1001 LOUISIANA STREET
                HOUSTON, TEXAS 77002                                  HOUSTON, TEXAS 77002
                   (713) 420-2131                                        (713) 420-2131
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                      INCLUDING                                              NUMBER,
   AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE          INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                      OFFICES)

                            ------------------------
                                   COPIES TO:

                            G. MICHAEL O'LEARY, ESQ.
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4360
                            ------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.
                            ------------------------
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED
                                                                 MAXIMUM                 PROPOSED
     TITLE OF EACH CLASS OF           AMOUNT TO BE           OFFERING PRICE         MAXIMUM AGGREGATE            AMOUNT OF
  SECURITIES TO BE REGISTERED         REGISTERED(2)           PER SHARE(3)          OFFERING PRICE(3)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock(1).................         66,845                  $47.344              $3,164,709.68               $836.00
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Includes preferred stock purchase rights relating to each share of Common Stock, par value $3.00 per share. The preferred stock purchase rights are associated with and trade with the Common Stock.
(2) The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3) Estimated solely for the purpose of determining the registration fee.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY UNITED STATES FEDERAL SECURITIES LAWS TO OFFER THESE SECURITIES USING THIS PROSPECTUS, WE MAY NOT SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM UNTIL THE DOCUMENTATION FILED WITH THE SEC RELATING TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.

                     SUBJECT TO COMPLETION -- MAY 26, 2000

PROSPECTUS
MAY      , 2000

                                 66,845 SHARES

                           EL PASO ENERGY CORPORATION

                                  COMMON STOCK

--------------------------------------------------------------------------------

EL PASO ENERGY CORPORATION:

- El Paso Energy is a diversified energy holding company. It is engaged through its subsidiaries and affiliates in: the interstate and intrastate transportation, gathering, processing, and storage of natural gas; the marketing of natural gas, power, and other energy-related commodities; the generation of power; the development and operation of energy infrastructure facilities worldwide; and the domestic exploration and production of oil and natural gas. El Paso Energy owns the only integrated coast-to-coast natural gas pipeline system in the United States.

- El Paso Energy Corporation
  El Paso Energy Building
  1001 Louisiana Street
  Houston, Texas 77002
  (713) 420-2131

TRADING SYMBOL & MARKET:

- EPG/New York Stock Exchange

THE OFFERING:

- This prospectus relates to 66,845 shares of our common stock, par value $3.00 per share.

- All of the shares are being offered by the selling stockholders named in this prospectus. We will not receive any proceeds from this offering but will incur some of the expenses.

- On May 25, 2000, the closing price of our common stock on the NYSE was $48.625 per share, and there were 231,181,137 shares outstanding on that date.

          THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" ON PAGE 2.

--------------------------------------------------------------------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

Risk Factors...........................    2
Cautionary Statement Regarding
  Forward-Looking Statements...........    8
Business of El Paso Energy.............   10
Recent Developments....................   11
Use of Proceeds........................   12
Selling Stockholders...................   13
Where You Can Find
  More Information.....................   13
Plan of Distribution...................   15
Legal Matters..........................   16
Experts................................   16

                                  RISK FACTORS

     Before you invest in our common stock, you should read the risks, uncertainties and factors which may adversely affect El Paso Energy that are discussed under the caption "Risk Factors -- Cautionary Statement For Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995" in the El Paso Energy 1999 Annual Report on Form 10-K which are incorporated by reference in this prospectus, as well as the following additional risk factors which contemplate the consummation of the proposed business combination of El Paso Energy and The Coastal Corporation discussed in this prospectus in the section "Business of El Paso Energy -- Merger with The Coastal Corporation."

RISKS RELATED TO THE PROPOSED MERGER WITH COASTAL AND COASTAL'S OPERATIONS

WE WILL BE OPERATING IN HIGHLY COMPETITIVE INDUSTRIES.

     Most of the natural gas and natural gas liquids we transport, gather, process and store are owned by third parties. As a result, the volume of natural gas and natural gas liquids involved in these activities depends on the actions of those third parties and is beyond our control. Further, the following factors, most of which are beyond our control, may unfavorably impact our ability to maintain or increase current transmission, storage, gathering, processing and sales volumes and rates, to renegotiate existing contracts as they expire or to remarket unsubscribed capacity:

     - future weather conditions, including those that favor hydroelectric generation or other alternative energy sources;

     - price competition;

     - drilling activity and supply availability;

     - the expiration of significant contracts; and

     - service competition, especially due to current excess pipeline capacity into California.

     If we are unable to compete with the services offered by other energy enterprises which may be larger, offer more services, and possess greater resources, the future profitability of the combined company may be negatively impacted.

THE REVENUES OF OUR PIPELINE BUSINESSES ARE GENERATED UNDER CONTRACTS THAT MUST BE RENEGOTIATED PERIODICALLY.

     Substantially all of the revenues of the combined company's pipeline subsidiaries are generated under natural gas transportation contracts which expire periodically and must be renegotiated and extended or replaced. Although we actively pursue the renegotiation, extension and/or replacement of the contracts, we cannot assure you that we will be able to extend or replace these contracts when they expire or that the terms of any renegotiated contracts will be as favorable as the existing contracts.

     In particular, our ability to extend and/or replace transportation contracts could be harmed by factors we cannot control, including:

     - the proposed construction by other companies of additional pipeline capacity in the markets served by Tennessee Gas Pipeline Company and Southern Natural Gas Company and in the Wisconsin market served by ANR Pipeline Company;

     - changes in state regulation of local distribution companies, which may cause them to negotiate short-term contracts;

     - reduced demand due to higher natural gas prices;

     - the availability of alternative energy sources; and

     - the viability of our expansion projects.

     If we are unable to renew, extend or replace these contracts or if we renew them on less favorable terms, we may suffer a material reduction in our revenues and earnings.

FLUCTUATIONS IN ENERGY COMMODITY PRICES COULD ADVERSELY AFFECT OUR BUSINESS.

     If natural gas prices in the supply basins connected to our pipeline systems are higher than prices in other gas producing regions, especially Canada, our ability to compete with other transporters may be negatively impacted. Revenues generated by our gathering and processing contracts depend on volumes and rates, both of which can be affected by the prices of natural gas and natural gas liquids. The success of our expanding gathering and processing operations in the offshore Gulf of Mexico is subject to continued development of additional oil and gas reserves in the vicinity of our facilities and our ability to access these additional reserves to offset the natural decline from existing wells connected to our systems. A decline in energy prices could precipitate a decrease in these development activities and could cause a decrease in the volume of reserves available for gathering and processing through our offshore facilities. Fluctuations in energy prices, which may impact gathering rates and investments by third parties in the development of new oil and gas reserves connected to our gathering and processing facilities, are caused by a number of factors, including:

     - regional, domestic and international supply and demand;

     - the availability and adequacy of transportation facilities;

     - energy legislation;

     - federal and state taxes, if any, imposed on the sale or transportation of natural gas and natural gas liquids; and

     - the abundance of supplies of alternative energy sources.

     If there are reductions in the average volume of the natural gas and natural gas liquids we transport, gather and process for a prolonged period, our results of operations and financial position could be significantly negatively affected.

THE RATES WE ARE ABLE TO CHARGE OUR CUSTOMERS MAY BE REDUCED BY GOVERNMENTAL AUTHORITIES.

     Our pipeline businesses are regulated by the Federal Energy Regulatory Commission (FERC) and various state and local regulatory agencies. In particular, the FERC generally limits the rates we are permitted to charge our customers for interstate natural gas transportation and, in some cases, sales of natural gas. If the rates we are permitted to charge our customers for use of our regulated pipelines are lowered, the profitability of our pipeline businesses may be reduced.

THE SUCCESS OF OUR OIL AND GAS EXPLORATION AND PRODUCTION BUSINESSES IS DEPENDENT ON FACTORS WHICH CANNOT BE PREDICTED WITH CERTAINTY.

     The performance of our exploration and production businesses is dependent upon a number of factors that we cannot control. These factors include:

     - fluctuations in crude oil and natural gas prices;

     - the results of future drilling activity;

     - our ability to identify and precisely locate prospective geologic structures and to drill and successfully complete wells in those structures in a timely manner;

     - our ability to expand our leased land positions in desirable areas, which often are subject to intensely competitive leasing conditions;

     - risks incident to operations of natural gas and oil wells; and

     - future drilling, production and development costs, including drilling rig rates.

ESTIMATES OF OIL AND GAS RESERVES MAY CHANGE.

     Actual production, revenues, taxes, development expenditures and operating expenses with respect to the combined company's reserves will likely vary from our estimates of proved reserves of oil and gas included in this document and in documents we have incorporated by reference, and those variances may be material. The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir or deposit. As a result, these estimates are inherently imprecise. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from our estimates. In addition, we may be required to revise the reserve information, downward or upward, based upon production history, results of future exploration and development, prevailing oil and gas prices and other factors, many of which will be beyond the combined company's control.

OUR USE OF DERIVATIVE FINANCIAL INSTRUMENTS COULD RESULT IN FINANCIAL LOSSES.

     We expect that the non-regulated subsidiaries of the combined company will use futures and option contracts traded on the New York Mercantile Exchange, over-the-counter options and price and basis swaps with other gas merchants and financial institutions. These instruments are intended to reduce exposure to short-term volatility in changes in energy commodity prices. The combined company could, however, incur financial losses in the future as a result of volatility in the market values of the underlying commodities or if one of our counterparties fails to perform under a contract. Furthermore, because the valuation of these financial instruments can involve estimates, changes in the assumptions underlying these estimates can occur, changing the valuation of these instruments and potentially resulting in the combined company suffering financial losses.

THE SUCCESS OF OUR POWER GENERATION AND MARKETING ACTIVITIES DEPENDS ON MANY FACTORS, SOME OF WHICH MAY BE BEYOND OUR CONTROL.

     The success of our international and domestic power projects and power marketing activities, and the amount of the related performance-based management fee paid to El Paso Energy in connection with the Electron financing structure could be adversely affected by factors beyond our control, including:

     - alternative sources and supplies of energy becoming available due to new technologies and interest in self generation and cogeneration;

     - uncertain regulatory conditions resulting from the recent deregulation of the electric industry in the United States and in foreign jurisdictions;

     - our ability to negotiate successfully and enter into, restructure or recontract advantageous long-term power purchase agreements; and

     - the possibility of a reduction in the projected rate of growth in electricity usage as a result of factors such as regional economic conditions and the implementation of conservation programs.

OUR TELECOMMUNICATIONS BUSINESS STRATEGY IS UNPROVEN.

     Our experience in the telecommunications industry is limited, and we cannot assure you that our strategic communications objectives, such as marketing telecommunications capacity on our proposed fiber-optic network, will be successful. Our success depends in part on our ability to integrate and adapt our facilities and services to keep pace with advances in communications technologies and the new and improved devices and services that result from these changes. In addition, the market for fiber-optic networks and telecommunications services is rapidly evolving, and although we expect demand for these services to grow, we cannot assure you that this growth will occur. Additionally, the price of fiber optic capacity is expected to continue to decline because of increases in newly installed fiber optic capacity coming on the market and rapid fiber optic equipment technology improvements. Further, various critical issues, including security, reliability, ease and costs of access, uncertain governmental regulation, and quality of service remain unresolved and may adversely affect our business. We cannot assure you, therefore, that our telecommunications strategy will be successful.

OUR FOREIGN INVESTMENTS INVOLVE SPECIAL RISKS.

     Our activities in areas outside the United States are subject to the risks inherent in foreign operations, including:

     - loss of revenue, property and equipment as a result of hazards such as expropriation, nationalization, wars, insurrection and other political risks; and

     - the effects of currency fluctuations and exchange controls, such as the recent devaluation of the Indonesian and Brazilian currencies and other economic problems.

     These legal and regulatory events and other unforeseeable obstacles may be beyond our control or ability to manage.

COSTS OF ENVIRONMENTAL LIABILITIES, REGULATION AND LITIGATION COULD EXCEED OUR ESTIMATES.

     Our current and former operations involve management of regulated materials and are subject to various environmental laws and regulations. These laws and regulations obligate us to clean up various sites at which petroleum, chemicals, low-level radioactive substances or other regulated materials may have been disposed of or released. Some of these sites have been designated Superfund sites by the U.S. Environmental Protection Agency under the Comprehensive Environmental Response, Compensation and Liability Act. Each of us is also a party to legal proceedings involving environmental matters pending in various courts and agencies.

     It is not possible for us to estimate reliably the amount and timing of all future expenditures related to environmental matters because of:

     - the difficulty of estimating clean up costs;

     - the uncertainty in quantifying liabilities under environmental laws that impose joint and several liability on all potentially responsible parties; and

     - the nature of environmental laws and regulations.

     Although we believe we have established appropriate reserves for liabilities, including clean up costs, we could be required to set aside additional reserves in the future due to these uncertainties.

OUR OPERATIONS ARE SUBJECT TO OPERATIONAL HAZARDS AND UNINSURED RISKS.

     Our exploration, production, transportation, gathering, refining and processing operations are subject to the inherent risks normally associated with those operations, including explosions, pollution, release of toxic substances, fires and other hazards, each of which could result in damage to or destruction of our facilities or damage to persons and property. If any of these events were to occur, we could suffer substantial losses.

     While we maintain insurance against these types of risks to the extent and in amounts that we believe are reasonable, our financial condition and operations could be adversely affected if a significant event occurs that is not fully covered by insurance.

EL PASO ENERGY'S SENIOR MANAGEMENT HAS LIMITED EXPERIENCE OPERATING REFINERIES AND CHEMICAL PLANTS AND IN THE COAL PRODUCTION BUSINESS AND KEY COASTAL PERSONNEL NECESSARY TO OPERATE THESE BUSINESSES COULD TERMINATE THEIR EMPLOYMENT WITH THE COMBINED COMPANY.

     El Paso Energy's senior management has limited experience in the operation of refineries and chemical plants and in the coal production businesses, all of which are currently engaged in by Coastal. We cannot assure you that any of Coastal's current personnel involved with those operations and businesses will remain with the combined company after we complete the merger.

     Thirteen of Coastal's executive officers are parties to individual employment agreements and one additional executive officer or employee may become a party to an employment agreement prior to the merger. Each of those persons will have the right to receive substantial payments if their employment is terminated by the combined company, or if they terminate their employment for good reason after the effective time of the merger. In addition, several Coastal executive officers will be eligible to participate in a voluntary early retirement incentive window program. The window program will provide enhanced retirement benefits that employees may consider to be of significant value. Accordingly, El Paso Energy expects that a substantial number of Coastal executive officers and other key employees will likely terminate their employment within one to three years following the effective time of the merger.

WE CANNOT ASSURE YOU THAT OUR TWO COMPANIES WILL BE SUCCESSFULLY COMBINED INTO A SINGLE ENTITY.

     If we cannot successfully combine our operations we may experience a material adverse effect on our business, financial condition or results of operations. The merger involves the combining of two companies that have previously operated separately. The combining of companies such as Coastal and El Paso Energy involves a number of risks, including:

     - the diversion of management's attention to the combining of operations;

     - difficulties in the combining of operations and systems;

     - difficulties in the assimilation and retention of employees;

     - challenges in keeping customers; and

     - potential adverse short-term effects on operating results.

     Among the factors considered by the board of directors of each company in approving the merger agreement were the opportunities for economies of scale and scope, opportunities for growth and operating efficiencies that could result from the merger. Although we expect the combined company to achieve significant annual savings in operating costs as a result of the merger, we may not be able to maintain the levels of operating efficiency that we each previously achieved or might achieve if we remain separate. Because of difficulties in combining operations, we may not be able to achieve the cost savings and other size-related benefits that we hope to achieve after the merger.

THE COMPANIES COULD BE REQUIRED TO EFFECT SIGNIFICANT DIVESTITURES OR COMPLY WITH OTHER REGULATORY REQUIREMENTS.

     We cannot complete the merger until the waiting period under the HSR Act has expired or terminated. We are also required to obtain the approval of the FERC in order to complete the merger.

     We are both obligated under the terms of the merger agreement to use our reasonable best efforts to take all actions to ensure that the waiting period under the HSR Act and all extensions of that period expire or are terminated and other required approvals, including approval of the FERC, are obtained. Neither of us is obligated, however, to sell any portion of its business or take actions that would reasonably be likely to have a material adverse effect on the business, financial condition, or results of operations of the combined company after the merger. El Paso Energy is also not required to take any action that would be reasonably likely to have a material adverse effect on El Paso Energy's subsidiary, Tennessee Gas Pipeline Company, or Coastal's subsidiary, ANR Pipeline Company. Coastal may not make any sale or take any of the other actions described above without El Paso Energy's approval. Governmental authorities could require the companies to effect significant divestitures as a condition to approving the transaction or impose other conditions that would affect subsequent operations of the combined company. In some cases, the FERC has conditioned its approval of a merger, including requiring restrictions on affiliate transactions and on sales of electric generation capacity. Even after the FERC approves the merger, the FERC will have continuing jurisdiction over the combined company's pipelines and power marketing business to affect the rates, terms and conditions of its service and to affect its dealings with affiliates.

     We cannot assure you that these and any other required regulatory approvals will be obtained or, if they are obtained, as to the terms, conditions and timing of these approvals. These requirements for regulatory approvals could delay completion of the merger for a significant period.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

     We have made statements in this document and in documents that we have incorporated by reference into this document that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of El Paso Energy, Coastal or the combined company. These statements may relate to, but are not limited to, information or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flow, pending legal proceedings and claims, including environmental matters, future economic performance, operating income, cost savings, management's plans, goals and objectives for future operations and growth and markets for the stock of El Paso Energy, Coastal and the combined company. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should" or similar expressions. You should understand that these forward-looking statements are necessarily estimates reflecting the best judgment of senior management of El Paso Energy and Coastal, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:

     - the risk that earnings may be adversely affected by fluctuating energy prices;

     - the risk that rates charged to customers may be reduced by governmental authorities;

     - the highly competitive nature of the natural gas transportation, gathering, processing and storage businesses, the oil and gas exploration and production business, the energy marketing and power generation industries, the crude oil refining and chemical production businesses and the coal mining business;

     - the risk of favorable customer contracts expiring or being renewed on less attractive terms;

     - the timing and success of our exploration and development drilling programs, which would affect production levels and reserves;

     - changes to our estimates of oil, gas and coal reserves;

     - the risk of financial losses arising out of hedging transactions;

     - risks incident to the drilling and operation of oil and gas wells;

     - risks incident to operating crude oil refineries, chemical plants and coal mines;

     - future drilling, production and development costs, including drilling rig rates;

     - the costs of environmental liabilities, regulations and litigation;

     - the impact of operational hazards;

     - the risk that required regulatory approvals for proposed pipeline, storage and power generation projects may be delayed or may only be granted on terms that are unacceptable or significantly less favorable than anticipated;

     - the risks associated with future weather conditions;

     - the risk that Coastal's businesses may not be successfully integrated with El Paso Energy's businesses;

     - the risk that we may not fully realize the benefits expected to result from the merger;

     - the impact of the loss of key employees; and

     - the risk that other firms will further expand into markets in which El Paso Energy or Coastal operate.

     These factors are more fully described in "Risk Factors." Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that we incorporated by reference into this document. In addition, we can give you no assurance that:

     - we have correctly identified and assessed all of the factors affecting El Paso Energy's or Coastal's businesses;

     - the publicly available and other information with respect to these factors on which we have based our analysis is complete or correct;

     - our analysis is correct; or

     - our strategies, which are based in part on this analysis, will be successful.

     Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

     All subsequent written and oral forward-looking statements attributable to El Paso Energy, Coastal, the combined company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Coastal nor El Paso Energy undertakes any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                           BUSINESS OF EL PASO ENERGY

BUSINESS

     El Paso Energy is a global energy company with a presence in all aspects of the rapidly evolving wholesale energy industry.

     El Paso Energy's principal operations include:

     - the interstate and intrastate transportation, gathering, processing and storage of natural gas;

     - the marketing of natural gas, power and other energy-related commodities;

     - the generation of power;

     - the development and operation of energy infrastructure facilities worldwide; and

     - domestic exploration and production of oil and natural gas.

     El Paso Energy owns or has interests in over 40,000 miles of interstate and intrastate pipeline connecting the nation's principal natural gas supply regions to the five largest consuming regions in the United States: the Gulf Coast, California, the Northeast, the Midwest and the Southeast. El Paso Energy's natural gas transmission operations represent the nation's largest and only integrated coast-to-coast mainline natural gas transmission system comprised of interests in the Florida Gas Transmission pipeline and the Portland Natural Gas Transmission pipeline system and six wholly owned interstate pipeline systems:

     - Tennessee Gas pipeline;

     - El Paso Natural Gas pipeline;

     - Southern Natural Gas pipeline;

     - South Georgia Natural Gas pipeline;

     - Midwestern Gas Transmission pipeline; and

     - Mojave pipeline systems.

     Through Merchant Energy, El Paso Energy is a major intermediary in the wholesale natural gas and electric power markets, and is engaged in buying and selling natural gas, pipeline capacity, natural gas storage, power and other energy commodities throughout North America. El Paso Energy has also become one of the largest non-utility owners of electric generating capacity in the United States. In its operations, El Paso Energy uses sophisticated systems and financial modeling capabilities to evaluate and measure risks inherent in its markets, then intermediates those risks using its presence in and knowledge of the financial and physical commodity markets.

     El Paso Energy's international activities focus on the development and operation of international energy infrastructure projects. These activities include ownership interests in three major operating natural gas transmission systems in Australia and natural gas transmission systems and power generation facilities currently in operation or under construction in Argentina, Bangladesh, Bolivia, Brazil, Chile, China, the Czech Republic, Hungary, India, Indonesia, Mexico, Pakistan, Peru, the Philippines and the United Kingdom.

     El Paso Energy, through El Paso Field Services Company, provides natural gas gathering, products extraction, dehydration, purification, compression and intrastate transmission services. These services include gathering of natural gas from more than 10,000 natural gas wells with approximately 11,000 miles of gathering lines and 11 natural gas processing and treating facilities located in some of the most prolific and active production areas of the United States, including the San Juan and Permian Basins, east and south Texas, Louisiana, and in the Gulf of Mexico. El Paso Energy conducts its intrastate transmission operations through its interests in five intrastate systems, including the Oasis pipeline running from west Texas to Katy, Texas, the Channel pipeline extending from south Texas to the Houston Ship Channel, the Shoreline and Tomcat gathering systems, which gather gas from the Texas Gulf Coast, and the Gulf States pipeline, which extends from the Texas border to Ruston, Louisiana. Through El Paso Energy Partners L.P., a publicly traded master limited partnership in which El Paso Energy indirectly is the general partner, El Paso Energy conducts natural gas and oil gathering, transmission, midstream and other related services offshore in the Gulf of Mexico.

     El Paso Energy's natural gas and oil exploration and production activities include properties with approximately 2.8 million net acres under lease in 11 states, including Louisiana, Texas, Oklahoma, Arkansas, and New Mexico, as well as in the Gulf of Mexico. At December 31, 1999, El Paso Energy's proved reserves totaled approximately 1.5 trillion cubic feet of natural gas equivalent (Tcfe).

     El Paso Energy is pursuing a telecommunications strategy that will leverage its extensive North American natural gas pipeline system, its core competency in right-of-way development and, to the extent that bandwidth associated with fiber optic capacity becomes actively traded, its marketing and trading skills in newly developed commodity products. El Paso Energy, with partners or on its own, is currently planning to install a fiber optic network along certain key segments of its pipeline system and may expand this network beyond its pipeline system through fiber capacity swaps with or leases from other third-party fiber optic companies.

     Our principal executive offices are in the El Paso Energy Building, located at 1001 Louisiana Street, Houston, Texas 77002, and our telephone number at that address is (713) 420-2131.

                              RECENT DEVELOPMENTS

MERGER WITH THE COASTAL CORPORATION

     In January 2000, El Paso Energy entered into a definitive agreement to merge a wholly owned subsidiary with The Coastal Corporation. In the merger, El Paso Energy will convert each share of Coastal common stock and Class A common stock on a tax-free basis into 1.23 shares of our common stock. El Paso Energy will exchange Coastal's outstanding convertible preferred stock for our common stock on the same basis as if El Paso Energy had converted the preferred stock into Coastal common stock immediately prior to the merger. The total value of the transaction is approximately $16 billion, including $6 billion of assumed debt and preferred equity. El Paso Energy will account for the transaction as a pooling of interests, and expects it to close in the fourth quarter of 2000. On May 5, 2000, Coastal stockholders approved and adopted the merger agreement and our stockholders approved the issuance of shares of common stock in connection with the merger. The merger will be completed only if a number of conditions are met or waived, including:

     - no law or court order prohibits the transaction;

     - all relevant waiting periods under federal antitrust laws applicable to the merger expire or terminate;

     - all other regulatory approvals, including the approval of the FERC, are received without conditions that would have a material adverse effect on the financial condition, results of operations, or cash flow of the post-merger combined businesses;

     - the independent public accountants of both companies concur that the merger will qualify for pooling of interests accounting treatment; and

     - attorneys for both companies issue opinions that the merger is expected to be tax-free.

     However, El Paso Energy cannot assure you that we will complete the merger even if all those conditions are satisfied or waived.

     Coastal is a diversified energy holding company. It is engaged, through its subsidiaries and joint ventures, in natural gas transmission, storage, gathering, processing and marketing; natural gas and oil exploration and production; petroleum refining, marketing and distribution; owns interests in approximately 18,000 miles of natural gas pipelines extending across the midwestern and the Rocky Mountain areas of the United States and has proved reserves of 3.6 Tcfe. Coastal also has international and domestic interests in natural gas and oil producing properties, power generation plants, and crude oil refining facilities.

  PURCHASE OF TEXAS MIDSTREAM OPERATIONS

     In January 2000, El Paso Energy entered into an agreement to purchase the natural gas and natural gas liquids businesses of PG&E Gas Transmission, Texas Corporation, and PG&E Gas Transmission Teco, Inc. The value of the transaction is approximately $840 million, including assumed debt of $561 million. The acquisition is expected to close during the second or third quarter of 2000 and is subject to the receipt of certain required governmental approvals and third party consents. El Paso Energy will account for the transaction as a purchase and will include the acquired operations in our Field Services segment.

     El Paso Energy will acquire assets consisting of 8,500 miles of intrastate natural gas transmission pipelines that transport approximately 2.8 billion cubic feet per day (Bcf/d) in the South Texas area, nine natural gas processing plants that currently process 1.5 Bcf/d, and a 7.2 Bcf natural gas storage field. The transaction also includes significant natural gas liquids pipelines and fractionation facilities.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock offered by this prospectus.

                              SELLING STOCKHOLDERS

     This prospectus relates to the sale by certain selling stockholders from time to time of up to 66,845 shares of El Paso Energy common stock. The selling stockholders acquired the shares of common stock being offered by this prospectus in May 2000 pursuant to certain "earn-out" rights granted to them in connection with our acquisition of EnCap Investments L.C. in March of 1999. The shares of common stock offered by the selling stockholders are included in the registration statement of which this prospectus is a part pursuant to an undertaking made in connection with the EnCap acquisition. The following table sets forth as of May 25, 2000 certain information with respect to the selling stockholders.

                                       SHARES BENEFICIALLY
                                           OWNED BEFORE                              NUMBER OF
                                             OFFERING            NUMBER OF      SHARES BENEFICIALLY
                                       --------------------       SHARES            OWNED AFTER
         SELLING STOCKHOLDER            NUMBER     PERCENT     BEING OFFERED        OFFERING(1)
         -------------------           --------    --------    -------------    -------------------
David B. Miller......................   35,266        *            15,040              20,226
Gary R. Peterson.....................   46,123        *            15,040              31,083
D. Martin Phillips...................   46,123        *            15,040              31,083
Robert L. Zorich.....................   46,123        *            15,040              31,083
Banc One Capital Partners VIII,
  Ltd................................    6,685        *             6,685                   0
                                       -------                    -------             -------
Total................................  180,320        *            66,845             113,475
                                       =======                    =======             =======

-------------------------
 *  Less than 1%

(1) Assumes that each selling stockholder will sell all of the shares set forth above under "Number of Shares Being Offered." The selling stockholders may offer all, some or none of their shares.

     We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the shares offered hereby, including, but not limited to, all registration and filing fees, the NYSE listing fee, printing expenses and fees and disbursements of counsel and accountants for El Paso Energy. The selling stockholders will pay all brokerage fees and commissions, if any, incurred in connection with the sale of the shares.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the shares to be sold by the selling stockholders. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

     In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

  Public Reference Room          New York Regional Office       Chicago Regional Office
  Room 1024                      Suite 100                      Citicorp Center
  450 Fifth Street, N.W.         7 World Trade Center           Suite 1400
  Washington, D.C. 20549         New York, New York 10048       500 West Madison Street
                                                                Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers, including El Paso Energy and Coastal, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about each of us at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

     We incorporate by reference the documents listed below that we have previously filed with the SEC. They contain important information about our company and its financial condition. Some of these filings have been amended by later filings, which are also listed.

    OUR SEC FILINGS (FILE NO. 1-14365)             DESCRIPTION OR PERIOD/AS OF DATE
    ----------------------------------             --------------------------------
Annual Report on Form 10-K                    Year ended December 31, 1999
Quarterly Report on Form 10-Q                 Quarter ended March 31, 2000
Current Report on Form 8-K, dated January     Discloses the entering into of the merger
  18, 2000                                    agreement between El Paso Energy and
                                              Coastal and related matters
Current Report on Form 8-K/A, dated           Contains, as an exhibit, a presentation to
  January 20, 2000                            analysts regarding the proposed merger
Current Report on Form 8-K, dated February    Discloses the entering into an agreement
  2, 2000                                     to purchase the natural gas and natural
                                              gas liquids businesses of subsidiaries of
                                              PG&E Corporation
Current Report on Form 8-K, dated March       Discloses unaudited pro forma financial
  10, 2000                                    information of El Paso Energy and Coastal
                                              giving effect to the proposed merger
Current Report on Form 8-K, dated March       Discloses the filing of a comprehensive
  16, 2000                                    settlement agreement with the Federal
                                              Energy Regulatory Commission regarding a
                                              rate proceeding and closings of the sales
                                              of East Tennessee Natural Gas Company and
                                              Sea Robin Pipeline Company
Current Report on Form 8-K, dated March       Filing the Restated Certificate of
  29, 2000                                    Incorporation and a Certificate of
                                              Designation
Current Report on Form 8-K dated May 19,      Discloses unaudited pro forma financial
  2000                                        information of El Paso Energy and Coastal
                                              giving effect to the proposed merger.
Registration Statement on Form 8-A, dated     Contains a description of the El Paso
  August 3, 1998                              Energy common stock
Registration Statement on Form 8-A/A dated    Contains a description of the El Paso
  January 29, 1999                            Energy preferred stock purchase rights

    OUR SEC FILINGS (FILE NO. 1-14365)             DESCRIPTION OR PERIOD/AS OF DATE
    ----------------------------------             --------------------------------
Definitive Proxy Statement on Schedule 14A    Definitive proxy statement relating to the
                                              2000 annual meeting of El Paso Energy's
                                              stockholders (filed on March 7, 2000, and
                                              revised on March 17, 2000)

     We incorporate by reference additional documents that either company may file with the SEC until all of the shares offered by this prospectus have been sold. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

                           El Paso Energy Corporation
                          Office of Investor Relations
                            El Paso Energy Building
                             1001 Louisiana Street
                              Houston, Texas 77002
                         Telephone No.: (713) 420-2131

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS DOCUMENT OR IN OUR DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SHARES OF COMMON STOCK OFFERED BY THIS DOCUMENT, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

     THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                              PLAN OF DISTRIBUTION

     The shares of common stock offered by the selling stockholders may be offered and sold by means of this prospectus from time to time as market conditions permit in one or more transactions on the NYSE, in the over-the-counter market, in negotiated transactions or otherwise, or through a combination of these methods, at fixed prices, which may be changed, at prices and terms then prevailing or at prices related to the then-current market price, or at negotiated prices. These shares may be sold by one or more of the following methods, without limitation:

     - a block trade in which a broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     - face-to-face transactions between sellers and purchasers without brokers or dealers.

In making sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. These brokers or dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales.

     The selling stockholders and any persons who participate in the distribution of the shares offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by them and profit on any resale of the shares as principal may be considered underwriting discounts and commissions under the Securities Act of 1933.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a specified period prior to the commencement of such distribution and until its completion. In addition, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon by Andrews & Kurth L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated financial statements of El Paso Energy as of December 31, 1999 and 1998, and for each of the three years ended December 31, 1999, incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of The Coastal Corporation as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, included in El Paso Energy's Current Report on Form 8-K dated March 10, 2000 which is incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is also incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

MAY   , 2000

                                 66,845 SHARES

                           EL PASO ENERGY CORPORATION

                                  COMMON STOCK

                             ----------------------
                                   PROSPECTUS
                             ----------------------

--------------------------------------------------------------------------------

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THE AFFAIRS OF EL PASO ENERGY HAVE NOT CHANGED SINCE THE DATE HEREOF.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by El Paso Energy in connection with the issuance and distribution of the shares of common stock being registered. All amounts shown are estimated except the Commission registration fee.

SEC registration fee........................................  $   836
Printing and engraving expenses.............................    9,500
Legal fees and expenses.....................................   10,000
Accounting fees and expenses................................    5,000
Miscellaneous...............................................    1,500
                                                              -------
     Total..................................................  $26,836
                                                              =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article X of El Paso Energy's By-laws require indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-laws of El Paso Energy provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, or employee of El Paso Energy or that, being or having been such a director or officer or an employee of El Paso Energy, such person is or was serving at the request of El Paso Energy as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including an employee benefit plan. The By-laws of El Paso Energy also provide that El Paso Energy may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of El Paso Energy's Restated Certificate of Incorporation, as amended, provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of El Paso Energy shall not be liable to El Paso Energy or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such
Article 10 shall not adversely affect any right or protection of a director of El Paso Energy for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     El Paso Energy maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of El Paso Energy and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of El Paso Energy and/or its subsidiaries, as the case may be.

ITEM 16.  EXHIBITS

EXHIBIT
  NO.                                    EXHIBIT
-------                                  -------
  4.1      --  Restated Certificate of Incorporation of El Paso Energy
               (incorporated by reference to Exhibit 3.A to El Paso
               Energy's Form 8-K, filed March 31, 2000).
  4.2      --  Certificate of Designation, Preferences and Rights of Series
               B Mandatorily Convertible Single Reset Preferred Stock of El
               Paso Energy (Exhibit 4.A of El Paso Energy's Form 8-K filed
               March 31, 2000).
  4.3      --  Restated By-laws of El Paso Energy (incorporated by
               reference to Exhibit 3.B to El Paso Energy's Form 10-Q,
               filed November 12, 1999).
  4.4      --  Amended and Restated Shareholder Rights Agreement, dated
               January 20, 1999, between El Paso Energy and BankBoston,
               N.A., as Rights Agent (incorporated by reference to Exhibit
               1 of El Paso Energy's registration statement on Form 8-A/A
               Amendment No. 1, filed January 29, 1999).
  5.1      --  Opinion of Andrews & Kurth L.L.P. as to the legality of the common stock being registered.
 23.1      --  Consent of PricewaterhouseCoopers LLP.
 23.2      --  Consent of Deloitte & Touche LLP.
 23.3      --  Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).
 23.4      --  Consent of Huddleston & Co., Inc.
 24.1      --  Powers of Attorney (included on signature page).

ITEM 17.  UNDERTAKINGS

     A.  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs A(l)(a) and A(l)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, such filing of El Paso Energy's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 26, 2000.

                                          EL PASO ENERGY CORPORATION

                                          By:      /s/ H. BRENT AUSTIN
                                            ------------------------------------
                                                      H. Brent Austin
                                                  Executive Vice President
                                                and Chief Financial Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes H. Brent Austin and Britton White Jr., and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.

                     SIGNATURE                                    TITLE                     DATE
                     ---------                                    -----                     ----

             /s/ RONALD L. KUEHN, JR.                Chairman of the Board and          May 26, 2000
---------------------------------------------------    Director
               Ronald L. Kuehn, Jr.

                /s/ WILLIAM A. WISE                  President, Chief Executive         May 26, 2000
---------------------------------------------------    Officer and Director
                  William A. Wise

                /s/ H. BRENT AUSTIN                  Executive Vice President and       May 26, 2000
---------------------------------------------------    Chief Financial Officer
                  H. Brent Austin

               /s/ JEFFREY I. BEASON                 Senior Vice President,             May 26, 2000
---------------------------------------------------    Controller, and Chief
                 Jeffrey I. Beason                     Accounting Officer

               /s/ BYRON ALLUMBAUGH                  Director                           May 26, 2000
---------------------------------------------------
                 Byron Allumbaugh

              /s/ JUAN CARLOS BRANIFF                Director                           May 26, 2000
---------------------------------------------------
                Juan Carlos Braniff

                     SIGNATURE                                    TITLE                     DATE
                     ---------                                    -----                     ----
               /s/ JAMES F. GIBBONS                  Director                           May 26, 2000
---------------------------------------------------
                 James F. Gibbons

                  /s/ BEN F. LOVE                    Director                           May 26, 2000
---------------------------------------------------
                    Ben F. Love

                 /s/ MAY L. LUKENS                   Director                           May 26, 2000
---------------------------------------------------
                   May L. Lukens

              /s/ KENNETH L. SMALLEY                 Director                           May 26, 2000
---------------------------------------------------
                Kenneth L. Smalley

               /s/ ADRIAN M. TOCKLIN                 Director                           May 26, 2000
---------------------------------------------------
                 Adrian M. Tocklin

                /s/ MALCOLM WALLOP                   Director                           May 26, 2000
---------------------------------------------------
                  Malcolm Wallop

                 /s/ JOE B. WYATT                    Director                           May 26, 2000
---------------------------------------------------
                   Joe B. Wyatt

                /s/ SELIM K. ZILKHA                  Director                           May 26, 2000
---------------------------------------------------
                  Selim K. Zilkha

                                  EXHIBIT LIST

EXHIBIT
  NO.                                    EXHIBIT
-------                                  -------
  4.1      --  Restated Certificate of Incorporation of El Paso Energy
               (incorporated by reference to Exhibit 3.A to El Paso
               Energy's Form 8-K, filed March 31, 2000).
  4.2      --  Certificate of Designation, Preferences and Rights of Series
               B Mandatorily Convertible Single Reset Preferred Stock of El
               Paso Energy (Exhibit 4.A of El Paso Energy's Form 8-K filed
               March 31, 2000).
  4.3      --  Restated By-laws of El Paso Energy (incorporated by
               reference to Exhibit 3.B to El Paso Energy's Form 10-Q,
               filed November 12, 1999).
  4.4      --  Amended and Restated Shareholder Rights Agreement, dated
               January 20, 1999, between El Paso Energy and BankBoston,
               N.A., as Rights Agent (incorporated by reference to Exhibit
               1 of El Paso Energy's registration statement on Form 8-A/A
               Amendment No. 1, filed January 29, 1999).
  5.1      --  Opinion of Andrews & Kurth L.L.P. as to the legality of the common stock being registered.
 23.1      --  Consent of PricewaterhouseCoopers LLP.
 23.2      --  Consent of Deloitte & Touche LLP.
 23.3      --  Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).
 23.4      --  Consent of Huddleston & Co., Inc.
 24.1      --  Powers of Attorney (included on signature page).